      POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David A. Tutas, Katherine L. Karel, and Michael G. Wooldridge, or any
of them, the
undersigned's true and lawful attorney-in-fact to:
(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as
an officer and/or director of UFP Industries, Inc. (the "Company"), Forms 3, 4,
and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules
thereunder;
(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary to complete and execute any such Form 4 or 5 and timely file such form
with the United States Securities and Exchange Commission and any stock exchange
or
similar authority; and
(3) Take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of,
or legally required by, the undersigned, it being understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney
shall be in such form and shall contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act necessary or proper to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as the undersigned might or could do if personally
present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in- fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys'-in-fact, in serving in such
capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as
of this 201
h day of July 2022. /s/ David A. Tutas
CONFIRMING STATEMENT
This Statement confirms that the undersigned has authorized and designated David
A. Tutas, Katherine L.
Karel, and Michael G. Wooldridge, or either of them, to execute and file on the undersigned's behalf all Forms 3, 4,
and 5 (including any amendments thereto) that the undersigned may be required to file with the United States
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of
UFP Industries, Inc. The authority of David A. Tutas, Katherine L. Karel, and
Michael G. Wooldridge under this
Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the
undersigned's ownership of or transactions in securities of UFP Industries,
Inc., unless earlier revoked in writing.
The undersigned acknowledges that David A. Tutas, Katherine L. Karel, and
Michael G. Wooldridge are not
assuming, nor is UFP Industries, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16
of the Securities Exchange Act of 1934. w~
Dated: July 20, 2022 * /s/ David A. Tutas
Securities/ag-power-edgar.doc